Exhibit 99.01

For Release on July 23, 2003

1:05 p.m. Pacific Time

For Information Contact:

Laurie H. Alire

Varian, Inc.

650.424.5225

laurie.alire@varianinc.com

VARIAN, INC. REPORTS THIRD QUARTER FY03 RESULTS

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported record sales for the third quarter of fiscal 2003 of $208.7 million, an increase of 5.6% from the $197.7 million reported for the third quarter of fiscal 2002. On a GAAP basis, net earnings in the third quarter of fiscal 2003 were $10.7 million, or $0.31 diluted earnings per share, compared to $13.0 million, or $0.37 diluted earnings per share, in the third quarter of fiscal 2002. Excluding the impact of $1.1 million in restructuring costs and $0.5 million in transition costs relating to an acquisition, pro forma net earnings for the third quarter of fiscal 2003 were $11.8 million, or $0.34 pro forma diluted net earnings per share.

The $1.1 million in restructuring costs related to activities undertaken by the company in the Scientific Instruments and Vacuum Technologies segments late in the third quarter. In addition to improving efficiency and more closely aligning employee skill sets to the company’s evolving product mix, the restructuring activities, which will continue in the fourth quarter, are expected to help offset the currency effects discussed below.

The transition costs of $0.5 million incurred during the third quarter related to the acquisition of certain electronics manufacturing assets of Comtel Electronics, Inc. These costs were associated with quickly moving manufacturing for the related Comtel customers into Varian’s manufacturing facilities.

In addition to these restructuring and acquisition transition costs, net earnings for the third quarter of fiscal 2003 were reduced by the rapid weakening of the U.S. dollar and costs associated with newer leading-edge products. The weakened dollar impacted operating results for some operations outside of the U.S. and increased the cost of foreign-sourced components.

The company’s results for the third quarter were also impacted by the following two items:

— Foreign exchange losses on balance sheet items denominated in other-than-local currencies. While the company strives to hedge almost all of its balance sheet exposures, the rapid currency fluctuations in the third quarter resulted in a loss of approximately $0.9 million.

— Delayed shipments as a result of union-mandated work stoppages in late June against many companies in the state of Victoria, Australia, including Varian, Inc., which manufactures its optical spectroscopy products there. These actions were part of a statewide, multi-union contract negotiation involving about 700 companies. The company estimates that approximately $1.0 million to $1.5 million in revenues were delayed as a result. A tentative, three-year labor agreement was reached on June 27, 2003. The last time the company experienced a work stoppage as a result of labor negotiations was in 1997.

“Despite the challenges we experienced during the quarter, the company generated almost $22 million in cash flow from operations,” said Allen J. Lauer, chairman and chief executive officer. “We believe that the ability to consistently generate substantial cash flow demonstrates the fundamental strength of our business.”

Results by Segment

Scientific Instruments revenues for the third quarter of fiscal 2003 were $135.3 million, representing a 9.8% increase from revenues of $123.3 million in the third quarter of the prior year. The growth in segment revenues was driven primarily by strong sales in certain regions outside of North America, particularly with respect to sales of chromatography, spectroscopy and high-end nuclear magnetic resonance (NMR) systems into life science applications. The strong international sales were offset by continued weakness in some areas of North America.

Scientific Instruments operating profit margin for the third quarter of fiscal 2003 was 8.5% on a GAAP basis. The segment’s profitability was negatively impacted by $0.6 million in restructuring costs, the Australian work stoppage, currency effects and costs associated with new leading-edge products which typically involve higher R&D and installation costs. Excluding only the restructuring costs, pro forma operating profit margin for the Scientific Instruments segment was 8.9%.

Vacuum Technologies revenues of $28.5 million rose 2.2% in the third quarter of fiscal 2003 compared to revenues of $27.9 million in the third quarter of fiscal 2002. The increase was primarily due to higher sales into life science applications, partially offset by continued weakness in sales into industrial and semiconductor applications. Vacuum Technologies’ GAAP operating profit margin of 9.8% for the third fiscal quarter of 2003 was negatively impacted by $0.5 million in restructuring costs and currency effects. Excluding only the restructuring costs, pro forma operating profit margin for the Vacuum Technologies segment was 11.6%.

Electronics Manufacturing revenues were $44.9 million in the third quarter of fiscal 2003, down 3.4% from revenues of $46.5 million in the third quarter of fiscal 2002. Sequentially, however, sales grew 9.7% over the second quarter with improved demand from some established industrial customers and some initial revenues from the Comtel acquisition. The GAAP operating profit margin for Electronics Manufacturing was 12.1% in the third quarter of fiscal 2003. While the operating profit margin benefited from continued operational efficiencies, this benefit was partially offset by the negative effect of $0.5 million in transition costs relating to the Comtel acquisition. Excluding only these transition costs, pro forma operating profit margin for the Electronics Manufacturing segment was 13.3%.

Outlook

“During the third quarter, the company experienced an unusual confluence of events which impacted profitability,” said Lauer. “Fortunately, the Australian work stoppage appears to be settled and the new customers that came to us through the Electronics Manufacturing acquisition are being ramped up to full production.

“We are encouraged by some early indications of growing demand for our Electronics Manufacturing services. The company is well positioned to take advantage of an improved economic environment, since we have continued to refresh our core product lines.

“Although we anticipate that the company will incur additional restructuring costs of $3.0 million to $3.5 million in the fourth quarter, we believe that these actions will lay the foundation for increased efficiencies in the markets we serve and lower overall costs as we move forward.

“For the fourth quarter, we expect GAAP diluted earnings per share to be between $0.30 and $0.34. Excluding anticipated restructuring costs, pro forma diluted earnings per share should be between $0.37 and $0.40.”

Varian, Inc. will be holding a conference call with securities analysts and investors later today, July 23, 2003, at 2:00 p.m. Pacific time. Interested investors are invited to listen to the call by going to www.varianinc.com and clicking on the Investors tab at the top of the screen.

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Non-GAAP Financial Information

In order to provide operating results in a manner that management believes assists in the comparison of financial reporting periods, this press release includes non-GAAP financial information. This information is presented in addition to financial information determined in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial information may be different from that used by other companies and should not be considered to be a substitute for, or superior to, financial information prepared in accordance with GAAP. Management utilizes non-GAAP financial information in making operating decisions and evaluating operating performance because it provides meaningful supplemental information regarding the company’s operational performance. By disclosing non-GAAP information, management intends to give investors the ability to further analyze the company’s performance by providing an alternative presentation of the core results and underlying trends from which to consider past and future performance. In addition, future earnings guidance is provided excluding charges such as restructuring costs due to the inherent difficulty in forecasting the actual amount of such charges. Management has historically reported similar non-GAAP financial information to its investors and believes that the inclusion of comparative information provides consistency in financial reporting. In order to reconcile non-GAAP financial information used in this press release to the most directly comparable GAAP financial information, investors are encouraged to review the attached Reconciliation of Unaudited Results of Operations and Reconciliation of Projected Results of Operations.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated restructuring activities in the fourth quarter and their anticipated impact on future costs; anticipated resolution of the Australian union action; and anticipated diluted earnings per share for the fourth quarter. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance, and acceptance, particularly in life science applications; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR systems; whether we will see renewed demand for vacuum products and continued demand for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets;

whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will be able to successfully integrate acquired businesses; whether we will see reduced demand from customers that operate in cyclical industries; whether government funding for research might decline; the actual cost of anticipated restructuring activities and their impact on future costs; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. (Nasdaq: VARI) is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 15 locations in North America, Europe, and the Pacific Rim and employs some 4,300 people. Varian, Inc. had fiscal year 2002 sales of $780 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002
Sales	$208,734	$197,668	$609,091	$572,239
Cost of sales	130,773	122,348	376,456	357,018

Gross profit	77,961	75,320	232,635	215,221

Operating expenses
Sales and marketing	36,153	33,412	104,328	96,336
Research and development	12,066	10,580	34,028	29,199
General and administrative	13,037	10,312	36,051	28,803
Purchased in-process research and development	—	—	—	890

Total operating expenses	61,256	54,304	174,407	155,228

Operating earnings	16,705	21,016	58,228	59,993
Interest expense, net	211	639	831	1,438

Earnings before income taxes	16,494	20,377	57,397	58,555
Income tax expense	5,773	7,335	20,089	21,400

Net earnings	$10,721	$13,042	$37,308	$37,155

Net earnings per diluted share	$0.31	$0.37	$1.07	$1.07

Diluted shares outstanding	35,048	35,049	35,000	34,856

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except par value amounts)

	June 27, 2003	Sept. 27, 2002
ASSETS
Current assets
Cash and cash equivalents	$111,138	$65,145
Accounts receivable, net	167,814	168,958
Inventories	134,545	116,252
Deferred taxes	29,104	30,644
Other current assets	19,780	16,084

Total current assets	462,381	397,083
Property, plant, and equipment, net	114,779	105,871
Goodwill	125,431	115,922
Intangible assets, net	17,496	12,153
Other assets	3,463	3,575

Total assets	$723,550	$634,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$2,544	$—
Current portion of long-term debt	3,109	3,321
Accounts payable	60,457	52,086
Deferred profit	16,693	20,952
Accrued liabilities	144,499	122,819

Total current liabilities	227,302	199,178
Long-term debt	36,202	37,635
Deferred taxes	9,243	8,191
Other liabilities	10,647	9,879

Total liabilities	283,394	254,883

Stockholders’ equity
Preferred stock—par value $.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $.01, authorized—99,000 shares; issued and outstanding—33,929 shares at June 27, 2003 and 33,951 shares at Sept. 27, 2002	248,488	251,904
Retained earnings	181,727	144,419
Accumulated other comprehensive gain (loss)	9,941	(16,602)

Total stockholders’ equity	440,156	379,721

Total liabilities and stockholders’ equity	$723,550	$634,604

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002
Cash flows from operating activities
Net earnings	$10,721	$13,042	$37,308	$37,155
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,102	5,830	17,432	15,560
(Gain) loss on disposition of property, plant, and equipment	(108)	28	(124)	94
Purchased in-process research and development	—	—	—	890
Tax benefit from stock option exercises	837	1,398	1,352	1,398
Deferred taxes	2,865	(1,694)	2,865	(1,694)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	11,457	2,194	14,086	7,547
Inventories	(3,413)	4,334	(7,855)	4,572
Other current assets	584	(3,301)	2,585	(2,949)
Other assets	141	1,207	254	1,620
Accounts payable	(192)	(2,168)	5,318	(4,165)
Deferred profit	(5,319)	2,108	(4,413)	1,856
Accrued liabilities	(1,945)	482	14,827	(8,921)
Other liabilities	133	340	576	19

Net cash provided by operating activities	21,863	23,800	84,211	52,982

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	149	80	473	392
Purchase of property, plant, and equipment	(5,576)	(4,842)	(15,561)	(15,241)
Purchase of businesses, net of cash acquired	(858)	(4,454)	(23,586)	(53,325)

Net cash used in investing activities	(6,285)	(9,216)	(38,674)	(68,174)

Cash flows from financing activities
Net (repayment) issuance of debt	(865)	(2,620)	116	(5,457)
Repurchase of common stock	(2,294)	—	(10,368)	—
Issuance of common stock	2,629	2,858	5,600	6,955
Net transfers to Varian Medical Systems, Inc.	(273)	(152)	(739)	(2,353)

Net cash (used in) provided by financing activities	(803)	86	(5,391)	(855)

Effects of exchange rate changes on cash and cash equivalents	4,093	1,744	5,847	1,349

Net increase (decrease) in cash and cash equivalents	18,868	16,414	45,993	(14,698)
Cash and cash equivalents at beginning of period	92,270	28,767	65,145	59,879

Cash and cash equivalents at end of period	$111,138	$45,181	$111,138	$45,181

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$16.7	$21.0	$58.2	$60.0
Pro forma adjustments:
Restructuring costs	1.1	—	3.2	—
Acquisition transition costs	0.5	—	0.5	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$18.3	$21.0	$61.9	$60.9

Operating Margins
U.S. GAAP as reported	8.0%	10.6%	9.6%	10.5%
Pro forma adjustments:
Restructuring costs	0.5	—	0.5	—
Acquisition transition costs	0.3	—	0.1	—
In-process R&D charge	—	—	—	0.1

Pro forma as presented	8.8%	10.6%	10.2%	10.6%

Net Earnings
U.S. GAAP as reported	$10.7	$13.1	$37.3	$37.2
Pro forma adjustments:
Restructuring costs	0.8	—	2.1	—
Acquisition transition costs	0.3	—	0.3	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$11.8	$13.1	$39.7	$38.1

Diluted Earnings Per Share
U.S. GAAP as reported	$0.31	$0.37	$1.07	$1.07
Pro forma adjustments:
Restructuring costs	0.02	—	0.05	—
Acquisition transition costs	0.01	—	0.01	—
In-process R&D charge	—	—	—	0.02

Pro forma as presented	$0.34	$0.37	$1.13	$1.09

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

	Fiscal Quarter Ended		Nine Months Ended
	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$11.5	$12.9	$39.1	$40.0
Pro forma adjustments:
Restructuring costs	0.6	—	2.2	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$12.1	$12.9	$41.3	$40.9

Operating Margins
U.S. GAAP as reported	8.5%	10.5%	9.9%	11.1%
Pro forma adjustments:
Restructuring costs	0.4	—	0.5	—
In-process R&D charge	—	—	—	0.3

Pro forma as presented	8.9%	10.5%	10.4%	11.4%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$2.8	$4.1	$10.6	$12.1
Pro forma adjustment:
Restructuring costs	0.5	—	0.5	—

Pro forma as presented	$3.3	$4.1	$11.1	$12.1

Operating Margins
U.S. GAAP as reported	9.8%	14.7%	12.3%	14.8%
Pro forma adjustment:
Restructuring costs	1.8	—	0.6	—

Pro forma as presented	11.6%	14.7%	12.9%	14.8%

ELECTRONICS MANUFACTURING SEGMENT
Operating Profit
U.S. GAAP as reported	$5.5	$5.3	$15.2	$12.4
Pro forma adjustment:
Acquisition transition costs	0.5	—	0.5	—

Pro forma as presented	$6.0	$5.3	$15.7	$12.4

Operating Margins
U.S. GAAP as reported	12.1%	11.4%	11.9%	9.4%
Pro forma adjustment:
Acquisition transition costs	1.2	—	0.4	—

Pro forma as presented	13.3%	11.4%	12.3%	9.4%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF PROJECTED RESULTS OF OPERATIONS

FISCAL QUARTER ENDING OCTOBER 3, 2003

Range of Projected Results
TOTAL COMPANY
Projected Diluted Earnings per Share
Projected U.S. GAAP	$0.30 – $0.34
Pro forma adjustment:
Projected restructuring costs	$0.06 – $0.07
Projected pro forma	$0.37 – $0.40